Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gloria S. Nelund and Brent L. VanNorman to be their true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign the Registration Statement on Form S-1 to be filed under the provisions of the Securities Act of 1933, as amended as of the date hereof, and any and all amendments thereto (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Terry Otton	Independent Manager	February 16, 2024
Terry Otton

By:	/s/ Cynthia Hostetler	Independent Manager	February 16, 2024
Cynthia Hostetler

By:	/s/ R. Michael Barth	Independent Manager	February 16, 2024
R. Michael Barth